UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2012

1-12340
(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)
33 Coffee Lane, Waterbury, Vermont 05676
(Address of registrant's principal executive office)

(802) 244-5621
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2012, the Board of Directors of Green Mountain Coffee Roasters, Inc. (the “Company”) increased the number of directors of the Company from eight to nine and appointed Norman H. Wesley to serve as a director of the Company.  A copy of the press release containing the announcement of Mr. Wesley’s appointment is attached as Exhibit 99.1.

Mr. Wesley will participate in the standard compensation plan for non-employee directors, including a pro-rata portion of the Director’s annual retainer and equity grant of options and restricted stock units, as described in the Company’s proxy statement filed with the Securities and Exchange Commission. There is no arrangement or understanding pursuant to which Mr. Wesley was elected as a director, and there are no related party transactions between the Company and Mr. Wesley that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1                     Press Release dated August 1, 2012 regarding Appointment of Norman H. Wesley to Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By: /s/ Howard Malovany
Howard Malovany
Vice President, Corporate General Counsel and Secretary

Date: August 1, 2012

Index to Exhibits

Exhibit No.	Description

99.1	Press Release dated August 1, 2012 regarding Appointment of Norman H. Wesley to Board of Directors.